UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2008 (March 13, 2008)

Theater Xtreme Entertainment Group, Inc.
______________________________________________
(Exact name of Registrant as specified in its charter)

Florida	000-26845	65-0913583
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

250 Corporate Boulevard, Suites E &F, Newark, DE		19702
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(302) 455-1334

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◘ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◘ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◘ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◘ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K and other reports filed from time to time with the Securities and Exchange Commission by Theater Xtreme Entertainment Group, Inc., a Florida corporation (the “Registrant”), contains certain forward-looking statements and information currently available to, and beliefs of, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management regarding the Registrant’s financial condition, future operating performance, results of operations and other statements that are not statements of historical fact. The words “expect”, “project”, “estimate”, “believe”, “anticipate”, “intend”, “plan”, “forecast” or the negative of these terms and similar expressions and variations thereof are intended to identify such forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

On March 13, 2008, the Registrant entered into the material agreements described under Item 3.02 below which discussion is incorporated herein by reference.

On March 14, and 15, 2008, the Registrant and three holders (the “November Investors”) of the Registrant’s 15% Debentures dated November 15, and 22, 2006 in the aggregate principal amount of $300,000 (the “November Debentures”) amended such November Debentures (the “March 2008 Amendment”).  The November Debentures originally had a maturity date of November 30, 2007 that was subsequently amended to March 17, 2008.  The March 2008 Amendment extends the maturity date of the November Debentures to April 30, 2008 and provides for subsequent maturity date extensions of additional one month periods at the sole discretion of the November Investors.

Item 3.02 Unregistered Sales of Equity Securities.

On March 13, 2008 the Registrant sold and issued to an accredited investor (the “Investor”) (i) a Convertible Promissory Note in the aggregate principal amount of $149,960 (the “Convertible Promissory Note”), and (ii) a five-year warrant (the “Warrant”) to purchase up to an aggregate of 74,980 shares of the Registrant’s common stock at an exercise price of $0.50 per share, for a purchase price of $149,960 (collectively, the “Financing”). The Registrant anticipates that the proceeds of the Financing will be used for general corporate purposes.  There were no underwriting discounts or other commissions paid in conjunction with the Financing.

The Convertible Promissory Note matures 180 days from the date of issue and may be prepaid at any time in whole or in part without penalty. The Convertible Promissory Note bears interest at 19% per annum, compounded monthly, due and payable at maturity. The Investor may, at its election, convert the outstanding principal balance of the Convertible Promissory Note plus accrued interest, in whole or in part, into common stock at any time prior to payment at a conversion price equal to $0.10 per share.

The Convertible Promissory Note and Warrant were sold to the Investor in reliance on an exemption from registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, inasmuch as the securities were issued to an accredited investor without any form of general solicitation or general advertising.

The foregoing discussion is qualified in its entirety by reference to the Convertible Promissory Note and the Warrant, which are attached as Exhibits to this Current Report.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit                                 Description

10.1                      19% Convertible Promissory Note

10.2                      Common Stock Purchase Warrant

10.3                      Form of Amendment to November Debenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Theater Xtreme Entertainment Group, Inc. (Registrant)

March 19, 2008	By:	/s/ James J. Vincenzo
	Name:	James J. Vincenzo
	Title:	Chief Financial Officer